Exhibit 10.1

AMENDMENT NO. 2

TO THE

SAREPTA THERAPEUTICS, INC.

2014 EMPLOYMENT COMMENCEMENT INCENTIVE PLAN

WHEREAS, Sarepta Therapeutics, Inc. (the “Company”) previously adopted and approved the 2014 Employment Commencement Incentive Plan (the “Plan”) as an inducement stock plan under Nasdaq Stock Market Rule 5635(c)(4) to, among other things, attract and retain the best candidates for positions of substantial responsibility upon whose judgment, interest, and special effort the successful conduct of the Company’s operation will be largely dependent; and

WHEREAS, pursuant to Sections 19(a) and (b) of the Plan, the “Administrator” (defined under the Plan as the Board of Directors of the Company (the “Board”) or any of its committees) may amend the Plan from time to time to time without stockholder approval; and

WHEREAS, the Board, as Administrator, previously amended the Plan to increase the number of authorized shares under the Plan by 3,800,000 shares of common stock of the Company, as authorized under the Plan;

WHEREAS, the compensation committee of the Board, pursuant to a delegation by the Board, as Administrator, approved an increase to the number of authorized shares under the Plan by 1,150,000 shares of common stock of the Company, effective July 16, 2018 (the “July 2018 Share Increase”); and

WHEREAS, the Board, as Administrator, has determined that it is in the best interests of the Company to approve an amendment to the Plan that (i) reflects the July 2018 Share Increase and (ii) further increases the number of authorized shares under the Plan, effective as of February 19, 2020, by 1,000,000 shares of common stock of the Company, as authorized under the Plan;

NOW, THEREFORE, the Plan hereby is amended, effective February 19, 2020, the date of approval by the Board, as follows:

1.	Section 3(a) of the Plan, entitled “Stock Subject to the Plan,” shall be replaced in its entirety by the following:

“Subject to the provisions of Section 14(a) of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 7,590,000 Shares; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by 1.41 Shares for each Share delivered in settlement of any Full Value Award. The Shares may be authorized, but unissued, or reacquired Common Stock.”

2.	Except as modified herein, the Plan is hereby specifically ratified and affirmed.